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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59958) pertaining to the Amazon.com, Inc. 2001 Stakeholder Trust Plan of Amazon.com, Inc. of our report dated March 15, 2002, with respect to the financial statements of the Amazon.com, Inc. 2001 Stakeholder Trust Plan included in this Annual Report (Form 11-K) for the period January 30, 2001 (date of inception) through December 31, 2001.

                                                 /s/ Ernst & Young LLP

Seattle, Washington
March 27, 2002

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